SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     April 22, 2004

Advanta Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-14120	23-1462070

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Welsh & McKean Roads,
P.O. Box 844, Spring House, Pennsylvania		19477

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code     (215) 657-4000

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure

On April 22, 2004, Advanta Corp. (the “Company”) issued a press release describing its results for the quarter ended March 31, 2004 and Company management held a conference call, publicly announced in its press release dated April 8, 2004. The call was broadcast for the public simultaneously over the Internet through www.advanta.com and www.vcall.com. Replays of the call are available on the Vcall site for 30 days from the date of the call.

During the conference call management discussed the Company’s results for the quarter ended March 31, 2004 and made the following comments:

•	Management indicated that some operating expense investments in initiatives that were expected to be made in the first quarter are now expected to occur later in the second quarter and later in the year. Management expects that this may result in second quarter earnings that are the same or modestly higher or lower than results for first quarter 2004 and higher than the results for the second quarter of 2003.

•	Management noted that its expectations for financial results for full year 2004 have not changed from those that were provided in December 2003.

In addition to historical information, this Current Report on Form 8-K contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ from those projected. Risks that may affect the Company’s future performance are detailed in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanta Corp.

(Registrant)

Date: April 22, 2004	By:	/s/ Elizabeth H. Mai

Elizabeth H. Mai Senior Vice President, Secretary and General Counsel